As filed with the U.S. Securities and Exchange Commission on March 15, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Cano Health, Inc.

(Exact name of registrant as specified in its charter)

Delaware	98-1524224
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

9725 NW 117th Avenue
Miami, FL	33178
(Address of principal executive offices)	(Zip Code)

Cano Health, Inc. 2021 Employee Stock Purchase Plan

(Full titles of the plans)

Dr. Marlow Hernandez

Chief Executive Officer

Cano Health, Inc.

9725 NW 117th Avenue

Miami, Florida 33178

(Name and address of agent for service)

(855) 226-6633

(Telephone number, including area code, of agent for service)

Copies to:

Audrey S. Leigh, Esq. Goodwin Procter LLP The New York Times Building 620 Eighth Avenue New York, NY 10018 (212) 813-8800	David Armstrong, Esq. General Counsel Cano Health, Inc. 9725 NW 117th Avenue Miami, FL 33178 (855) 226-6633

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

REGISTRATION OF ADDITIONAL SECURITIES PURSUANT TO GENERAL INSTRUCTIONS E

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Cano Health, Inc. with the Securities and Exchange Commission (the “Commission”) to register 2,259,178 additional shares of its Class A common stock, par value $0.0001 per share (the “Common Stock”), reserved for issuance under the Cano Health, Inc. 2021 Employee Stock Purchase Plan, as amended (the “ESPP”), pursuant to the “evergreen” provisions of the ESPP, which provides for an automatic increase in the number of shares reserved and available for issuance under the ESPP on each January 1st until the ESPP terminates pursuant to its terms.

Pursuant to General Instruction E of Form S-8 regarding Registration of Additional Securities, the contents of the Registration Statement on Form S-8 filed with the Commission on August 23, 2021 (File No. 333-259000) are hereby incorporated by reference in this Registration Statement to the extent not replaced hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

EXHIBIT INDEX

Exhibit No.	Description

4.1	Certificate of Incorporation of Cano Health, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on June 9, 2021).

4.2	By-laws of Cano Health, Inc. (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed on June 9, 2021).

5.1*	Opinion of Goodwin Procter LLP.

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of Goodwin Procter LLP (included as part of Exhibit 5.1).

24.1*	Power of Attorney (included on signature page of the Registration Statement).

99.1	Cano Health, Inc. 2021 Employee Stock Purchase Plan (incorporated by reference to Annex K to the Proxy Statement/Prospectus filed on May 7, 2021).

99.2	First Amendment to Cano Health, Inc. 2021 Employee Stock Purchase Plan (incorporated by reference to Exhibit 99.3 to the Registration Statement on Form S-8 filed on August 23, 2021).

99.3	Second Amendment to Cano Health, Inc. 2021 Employee Stock Purchase Plan dated December 14, 2021 (incorporated by reference to Exhibit 10.13 to the Annual Report on Form 10-K filed on March 14, 2022).

107*	Filing Fee Table.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on March 15, 2023.

CANO HEALTH, INC.

By:	/s/ Dr. Marlow Hernandez
Name:	Dr. Marlow Hernandez
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Marlow Hernandez and Brian D. Koppy, acting alone or together with another attorney-in-fact, as their true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in their name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in their capacities and on the date indicated.

Signature	Title	Date

/s/ Dr. Marlow Hernandez Dr. Marlow Hernandez	Chief Executive Officer (Principal Executive Officer)	March 15, 2023

/s/ Brian D. Koppy Brian D. Koppy	Chief Financial Officer (Principal Financial Officer)	March 15, 2023

/s/ Mark Novell Mark Novell	Chief Accounting Officer (Principal Accounting Officer)	March 15, 2023

/s/ Elliot Cooperstone Elliot Cooperstone	Director	March 15, 2023

/s/ Dr. Lewis Gold Dr. Lewis Gold	Director	March 15, 2023

/s/ Jacqueline Guichelaar Jacqueline Guichelaar	Director	March 15, 2023

/s/ Angel Morales Angel Morales	Director	March 15, 2023

/s/ Dr. Alan Muney Dr. Alan Muney	Director	March 15, 2023

/s/ Kim M. Rivera Kim M. Rivera	Director	March 15, 2023

/s/ Solomon Trujillo Solomon Trujillo	Director	March 15, 2023